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                                                                   EXHIBIT 10.11

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Employment Agreement"), dated as of this 5th day of April, 1999 is entered into by and between Fogdog, Inc. (formerly known as Cedro Group, Inc.) (the "Company"), and Brett Allsop ("Executive"). This Amended and Restated Employment Agreement amends and restates the Employment Agreement between the Company and Executive dated as of June 12, 1998 and is effective as of October 24, 1998 (the "Effective Date"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

          1.   EMPLOYMENT.
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               1.1   Position. During the Employment Term (as hereinafter
                     --------
defined) and subject to the terms and conditions set forth herein, the Company agrees to employ Executive as the president of its international division and remain as Chairman of the Board (A Company Officer), reporting directly to the Company's Chief Executive Officer.

               1.2   Duties. Executive shall diligently, and to the best of his
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ability, perform all such duties incident to his position and use his best efforts to promote the interests of the Company.

               1.3   Time to be Devoted to Employment. During the Employment
                     --------------------------------
Term, Executive shall devote his full time and energy to the business of the Company. Executive hereby represents that he is not a party to any agreement which would be an impediment to entering into this Employment Agreement and that he is permitted to enter into this Employment Agreement and perform the obligations hereunder.

          2.   COMPENSATION AND BENEFITS.
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               2.1   Annual Salary. In consideration of and as compensation for
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the services agreed to be performed by Executive hereunder, the Company agrees to pay Executive a starting annual base salary of $105,000, payable in accordance with the Company's regular payroll schedule ("Base Salary"), less applicable withholdings and deductions. The Base Salary shall be increased to $120,000, less applicable withholdings and deductions, effective upon Executive's relocation to the international office. The Base Salary will be subject to change at the sole discretion of the Company's Board of Directors (the "Board"). Executive will receive a supplement to Base Salary to be determined by the Board upon relocation of Executive to the international office to compensate Executive for the higher cost of living abroad. Such supplement shall be effective upon relocation of Executive to the international office. This supplement will be based upon the ORC Survey data annually provided by Price WaterhouseCoopers.

          The Company will also pay for tax and payroll (hypo) submissions. Employee will continue to pay Hypothetical tax rates (including CA State Income
Tax) to the benefit of the company. The company will account and pay for all US and UK filings and the actual taxes paid
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in those countries. The purpose is to maintain an equitable standard of living within the US and it is understood that the company may benefit from these arrangements.

               2.2   Bonus Plan. Executive will be eligible to receive an annual
                     ----------
bonus of up to 25% of his base salary in 1998. Effective in 1999, Executive will be eligible to receive an annual bonus of up to 20% of base salary, upon achievement of objectives mutually determined by Executive and the Company's Chief Executive Officer.

               2.3   [RESERVED]  N/A

               2.4   Repurchase Right. Executive and the Company agree that the
                     ----------------
Company shall be permitted to purchase from Executive up to 173,333 shares (subject to adjustment for stock splits, dividends, recapitalizations and the like) of the Company's Common Stock owned by Executive on the date hereof (the "Shares") at the Fair Market Value thereof if at any time during the Employment Term Executive terminates this Employment Agreement pursuant to Section 4.1(iv) hereof (voluntary departure without Good Reason) (the "Repurchase Right"). The Repurchase Right shall lapse with respect to 1/26th of the Shares at the end of each month of the Employment Term; provided, however, that the Repurchase Right shall lapse with respect to all of the Shares (a) immediately prior to an initial public offering of the Company or the acquisition of the Company in a Corporate Transaction (as defined in Section 11.3.1 of the Plan), or (b) upon termination of this Employment Agreement pursuant to Sections 4.1(i) (death) or 4.1(ii) (disability) or 4.1(v) (by Executive for Good Reason). The Repurchase Right shall be exercisable by written notice delivered by the Company within thirty (30) days after Executive's termination of employment pursuant to Section 4.1(iv). The notice shall indicate the date set for the closing of the repurchase, which shall not be more than ten (10) business days after the end of the thirty (30)-day exercise period, and at the closing the Company shall pay the purchase price of the repurchased shares in cash, and the Executive shall concurrently deliver the stock certificates for the repurchased shares, each duly-endorsed by him for transfer. If the Repurchase Right is not exercised during such thirty (30)-day exercise period, the Repurchase Right shall lapse in its entirety. The Repurchase Right shall be assignable by the Company.

          For purposes of this Employment Agreement, "Fair Market Value" shall mean the value of the Shares being repurchased hereunder based upon the exercise price which the Board would then assign to incentive stock options granted under the Plan.

               2.5   Participation in Benefit Plans. During the Employment Term,
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Executive shall be entitled to participate in health, life and disability insurance commensurate with all such benefit plans then offered to United States employees, as determined by, and from time to time adopted by the Board. The Company reserves the right to amend, modify or terminate any employee benefits at any time for any reason. Your portion of the cost will be determined at enrollment. Coverage for your spouse and/or any dependents is available at additional cost.

               2.6   Reimbursement of Expenses. The Company shall reimburse
                     -------------------------
Executive for all reasonable management approved expenses including, a) professional and language development expenses such as classes and seminars, b) business development expenses, such as travel and entertainment and cellular telephone, and c) expenses incurred in

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setting up office operations, such as rent for office space, telephone lines, office supplies and equipment, printing, furniture, taxes, documentation, insurance and fees.

               2.7   Vacation. During the Employment Term, Executive will be
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entitled to 19 days of paid vacation per annum, which may be carried over and used in any year during the Employment Term (plus four days for overseas time).

               2.8   Relocation Expenses. Each year, Executive shall be
                     -------------------
reimbursed for the cost of two (2) round trip airline tickets, coach or comparable class, for his immediate family for trips to the United States. The Executive shall remain in the international office for the remainder of the Employment Term. Company shall pay for all reasonable expenses for moving goods overseas comparable with moving expenses of employees posted overseas including shipping, package, storage, consulting, and insurance. Upon the expiration of the Employment Term, the Company shall pay all relocation expenses and transportation fees back to the United States should Executive so desire. The Company shall pay all housing expenses for up to two (2) months upon arrival at the international location in an executive apartment or hotel determined by the Company. The Company shall pay for the cost of storage of Executive's furnishings in the United States for the duration of the Employment Term. If he decides to move back before the end of his term, he pays for the relocation.

          Additionally, the Company will pay basic housing costs for Executive while overseas. The housing that is chosen must be comparable (within reason) to current U.S. standards. Executive agrees to pay the company $2300 per month, in semi-monthly deductions from payroll after the 2 month temporary housing allowance is over OR if permanent housing is found sooner. Housing costs may include local taxes assessed (if any), but not utilities and insurance.

               2.9   Automobile. If reasonably required for professional use,
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the Company shall reimburse Executive for reasonable expenses of leasing and insuring an automobile for Executive's use during the Employment Term.

          3.   EMPLOYMENT TERM.
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               3.1   Employment Term. The "Employment Term" means the period
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commencing on the Effective Date and terminating on the earlier of two years and two months from the Effective Date or as set forth in Section 4.1.

               3.2   Notice of Renewal. At least sixty (60) days prior to the
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natural expiration of the period ending two years and two months from the
Effective Date and sixty (60) days prior to each one year anniversary thereafter, if applicable, the Company shall give Executive written notice of whether the Company will be seeking a one-year extension of Executive's services under this Employment Agreement or subsequent one-year period, if applicable. Unless such notice indicates that there will be no extension, the terms of this Employment Agreement (other than Section 2.4) shall be automatically renewed for successive one-year periods. However, Executive's employment with the Company will continue unless terminated by Executive or the Company as set forth in
Section 4.1.

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          4.   TERMINATION OF EMPLOYMENT.
               -------------------------

               4.1   Method of Termination. Executive's employment pursuant to
                     ---------------------
this Employment Agreement and the Employment Term provided for herein shall terminate upon the first of the following to occur:

                     (i)    Executive's death;

                     (ii) Date that written notice is deemed given or made by the Company to Executive that as a result of any physical or mental injury or disability, he is unable to perform the essential functions of his job, with or without reasonable accommodation. Such notice may be issued when the Board has reasonably determined that Executive has become unable to perform substantially his services and duties hereunder with or without reasonable accommodation because of any physical or mental injury or disability, and that it is reasonably likely that he will not be able to resume substantially performing his services and duties on substantially the terms and conditions as set forth in this Employment Agreement;

                     (iii) Date that written notice is deemed given or made by the Company to Executive of termination for "cause." For purposes of this Employment Agreement, "cause" shall mean any one of the following:

                            (A) Gross negligence or the repeated failure of
Executive, following the receipt of written notice from the Board of its dissatisfaction with Executive's performance, to perform his duties and responsibilities to the reasonable satisfaction of the Board, or any breach by Executive of his fiduciary duties to the Company or any material term of this Employment Agreement. For purposes of this Employment Agreement, any act or acts or omission or omissions by Executive that have a material adverse effect on the Company's operations, prospects, reputation or business shall be deemed to be a breach of his duties and responsibilities to the Company; or

                            (B) The conviction of Executive for a felony.

                     (iv) Date that written notice is deemed given or made by Executive of his resignation or voluntary departure from the Company without Good Reason (as hereinafter defined); or

                     (v) Date that written notice is deemed given or made by Executive of his resignation or voluntary departure from the Company for Good Reason. For purposes of this Employment Agreement, "Good Reason" shall mean Executive's resignation or departure by reason of:

                            (A) a change in executive's position with the
               Company which materially reduces Executive's level of responsibilities or title; or

                            (B) a material reduction in executive's level of
               compensation (including base salary, fringe benefits and any bonus award (unrelated to any executive officer-wide reduction to save expenses)).

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                     (vi)   Date that written notice is deemed given or made by
the Company to executive of Executive's termination without "cause."

          Nothing herein alters Executive and the Company's separate right to terminate the employment relationship at any time, for any reason, with or without cause.

               4.2   Effect of Termination for Cause, Executive's Resignation or
                     -----------------------------------------------------------
Voluntary Departure. Upon (i) the termination of Executive for cause; Executive
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will not be entitled to any additional compensation or other rights or benefits from the Company; and, as a result, the Company shall be obligated to pay Executive only that portion of his Base Salary that Executive has earned prior to the effective date of the termination of Executive's employment with the Company. If executive resigns for any reason (ii), Executive will be entitled to his then existing Base Salary for a period of thirteen (13) weeks from the date of termination, payable in accordance with the Company's regular payroll schedule. If it is deemed employee resigns for "Good Reason" (as defined above), employee is entitled to twenty six (26) weeks from date of termination.

               4.3   Effect of Executive's Death or Disability. Other than as
                     -----------------------------------------
set forth in Section 2.4, upon Executive's departure pursuant to Section 4.1(i) (death) or 4.1(ii) (disability) of this Employment Agreement, Executive will not be entitled to any additional compensation or other rights or benefits from the Company; and, as a result, the Company shall be obligated to pay Executive only that portion of his Base Salary that Executive has earned prior to the effective date of the termination of Executive's employment with the Company.

               4.4   Effect of Termination Without Cause. In the event the
                     -----------------------------------
Company terminates Executive's employment with the Company without cause or the Company's Repurchase Right shall lapse as set forth in Section 2.4, and Executive will be entitled to his then existing Base Salary for a period of twenty-six (26) weeks from the date of termination payable in accordance with the Company's regular payroll schedule and the Company will also reimburse Executive for his COBRA premiums to continue his medical insurance coverage pursuant to COBRA for the period of twenty-six (26) weeks from the date of termination. In addition, in the event the Company terminates Executive's employment with the Company without cause, the Company will also pay all reasonable relocation expenses for return of Executive and his family to the United States

               4.5   Resignation as an Officer and Director. In the event
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Executive's employment with the Company terminates for any reason, Executive agrees to immediately resign as an officer and/or director of the Company.

          5.   CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE.
               ----------------------------------------------------

               5.1 Executive understands that the Company and its affiliates possess Proprietary Information (as defined below) which is important to its business and that this Employment Agreement creates a relationship of confidence and trust between Executive and the Company and its affiliates with regard to Proprietary Information. Nothing in this Section 5

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shall be deemed modified or terminated in the event of the termination or expiration of this Employment Agreement.

               5.2 For purposes of this Employment Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company and its affiliates and predecessors, or is developed, created or discovered by Executive while performing services under this Employment Agreement, or which became or will become known by, or was or is conveyed to the Company and its affiliates which has commercial value in the Company's and its affiliates' business. "Proprietary Information" includes, but is not limited to, trade secrets, ideas, techniques, business, product, or franchise development plans, customer information, franchisee information and any other information concerning the Company's and its affiliates' actual or anticipated business, development, personnel information, or which is received in confidence by or for the Company and its affiliates from any other person.

               5.3 At all times, both during the term of this Employment Agreement and after its termination, Executive will keep in confidence and trust, and will not use or disclose, any Proprietary Information without the prior written consent of the Board.

               5.4 Executive understands that the Company and its affiliates possess or will possess "Company Documents" which are important to its business. For purposes of this Employment Agreement, "Company Documents" are documents or other media that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company and its affiliates, whether such documents have been prepared by Executive or by others. "Company Documents" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, personnel files, tapes or printouts and other printed, typewritten or handwritten documents. All Company Documents are and shall remain the sole property of the Company. Executive agrees not to remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required to do in connection with performance of the services under this Employment Agreement. Executive further agrees that, immediately upon the Company's request and in any event upon completion of Executive's services, Executive shall deliver to the Company all Company Documents, apparatus, equipment and other physical property or any reproduction of such property.

               5.5 During the term of this Employment Agreement and for one year thereafter, Executive will not encourage or solicit any employee of the Company or any affiliate to leave the Company or any affiliate for any reason.

               5.6   Non-Competition. During the Employment Term, Executive
                     ---------------
shall not directly or indirectly:

                     (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with that which the Company is at the time conducting or proposing to conduct; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an

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outstanding class of publicly traded securities of any corporation or other enterprise which is not, at the time of such investment, engaged in a business geographically competitive with the Company's business; or

                     (ii) encourage or solicit any Company employee to leave the Company's employ for any reason or interfere in any material manner with employment relationships at the time existing between the Company and its current employees, except as may be required in any bona fide termination decision regarding any Company employee.

               5.7 Executive acknowledges that the specialized nature of his knowledge of the Company's Proprietary Information, trade secrets and other intellectual property are such that a breach of his covenant not to compete or confidentiality obligations contained in this Section 5 of this Employment Agreement would necessarily and inevitably result in a disclosure, misappropriation and misuse of such Proprietary Information, trade secrets and other intellectual property. Accordingly, Executive acknowledges and agrees that such a breach would inflict unique and irreparable harm upon the Company and that the Company shall be entitled, in addition to its other rights and available remedies, to enforce, by injunction or decree of specific performance, Executive's obligations set forth herein.

          6.   RESTRICTIVE COVENANT.
               --------------------

     During the Employment Term:

               6.1 Executive shall devote substantially all of his time and energy to the performance of Executive's duties described herein, except during periods of illness or vacation periods.

               6.2 Executive shall not directly or indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Company in writing.

               6.3 Executive shall not render any services of any kind or character for Executive's own account or for any other person, firm or entity without first obtaining the Company's written consent.

               6.4 Notwithstanding the foregoing, Executive shall have the right to perform such incidental services as are necessary in connection with
(i) his private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him hereunder, (ii) his charitable or community activities or (iii) participation in trade or professional organizations, but only if such incidental services do not significantly interfere with the performance of Executive's services hereunder.

          7.   MISCELLANEOUS.
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               7.1   Notices. All notices, demands and requests required by this
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Employment Agreement should be in writing and shall be deemed to have been given or made

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for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegraph, telegram, telex, or other form of "hard copy" transmission, to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this Section
7.

                     If to the Company, to:

                     Tim Harrington
                     Fogdog, Inc.
                     3031 Tisch Way
                     100 Plaza East
                     San Jose, CA 95128

                     And a Copy to:

                     Warren Lazarow, Esq.
                     Brobeck, Phleger & Harrison LLP
                     Two Embarcadero Place
                     2200 Geng Road
                     Palo Alto, CA 94303

                     If to Executive, to:

                     Brett Allsop
                     936 Scott Street
                     Palo Alto, CA 94301

               7.2   Assignment. This Employment Agreement shall be binding on,
                     ----------
and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, the Executive may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void.

               7.3   Deductions. All amounts paid to Executive hereunder are
                     ----------
subject to all withholdings and deductions required by law, as authorized under this Employment Agreement, and as authorized from time to time.

               7.4   Entire Agreement. This Employment Agreement contains the
                     ----------------
entire agreement of the parties with respect to the subject matter hereof.

               7.5   Amendment. This Employment Agreement may be modified or
                     ---------
amended only by a written agreement signed by the Board and Executive.

               7.6   Waivers. No Waiver of any term or provision of this
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Employment Agreement will be valid unless such waiver is in writing signed by the party against whom enforcement of the waiver is sought. The waiver of any term or provision of this Employment Agreement shall not apply to any subsequent breach of this Employment Agreement.

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               7.7   Counterparts. This Employment Agreement may be executed in
                     ------------
several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

               7.8   Severability. The provisions of the Employment Agreement
                     ------------
shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of the Employment Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Employment Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

               7.9   Governing Law. THIS EMPLOYMENT AGREEMENT AND THE RIGHTS AND
                     -------------
OBLIGATIONS OF THE COMPANY AND EXECUTIVE HEREUNDER SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO AGREEMENTS AMONG CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA.

               7.10  Arbitration. The Executive understands and agrees that, as
                     -----------
a condition of his employment with the Company, any and all disputes that the Executive may have with the Company, or any of its employees, officers, directors, agents or assigns, which arise out of the Executive's employment or investment or compensation shall be resolved through final and binding arbitration, as specified in this Employment Agreement. This shall include, without limitation, any controversy, claim or dispute of any kind, including disputes relating to any employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, infliction of emotional distress, defamation and any claims of discrimination, harassment or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Securities Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of the Executive's employment with the Company or its termination. The only claims not covered by this Employment Agreement are claims for benefits under the unemployment insurance or workers' compensation laws, and any claims pursuant to paragraph 5 of this Employment Agreement which will be resolved pursuant to those laws. Any disputes and/or claims covered by this Employment Agreement shall be submitted to final and binding arbitration to be conducted in Santa Clara County, California, in accordance with the rules and regulations of the American Arbitration Association. The Executive and the Company will split the cost of the arbitration filing and hearing fees and the cost of the arbitrator, provided that the arbitrator will have authority to award these fees to the prevailing party. Each side will bear its own attorneys' fees, provided that the arbitrator will have authority to award attorneys' fees to the prevailing party unless a statutory section at issue in the dispute authorizes the award of attorneys' fees, in which case the arbitrator has authority to make such award as permitted by the statute in question. The arbitration shall be instead of any civil litigation; this means that the Executive is waiving any right to a jury trial, and that the arbitrator's decision shall be final and

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binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                              "COMPANY"
                              Fogdog, Inc.


                              By: /s/ Tim Harrington
                                 ------------------------------------
                              Name:   Tim Harrington
                              Title:  Chief Executive Officer


                              "EXECUTIVE"


                              /s/ Brett Allsop
                              ---------------------------------------
                              Brett Allsop

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